EXHIBIT 10.20

Amendment to the

Employment Agreement

dated October 21, 2014

between

1.	Pieris AG, Lise-Meitner-Str. 30, 85354 Freising, Germany, represented by the Executive board

- the “Employer” -,

and

2.	Dr. Ulrich Moebius, Am Rain 7, 82131 Gauting, Germany

- the “Employee” -,

- each individually the “Party” and jointly the “Parties” -

The Parties hereby consent as follows:

§3

EFFECTIVE DATE, TERM

1.	The employment with Employer shall be concluded until September 30, 2015.

All other clauses of the initial Employment Agreement remain unaffected.

Freising, 23 Oct 2014	Freising, 23 Oct 2014

/s/ Stephen S. Yoder	/s/ Ulrich Moebius

Employer	Employee